Exhibit 99(j)(1)

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Auditors" and to the use of our report on the Henderson Global Funds comprised of Henderson European Focus Fund, Henderson Global Technology Fund, Henderson International Developing Companies Fund, Henderson International Opportunities Fund and Henderson Worldwide Growth Fund dated August 21, 2001, included in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-62270) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-10399).


                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
August 28, 2001